SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2008
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On May 19, 2008, the Organization and Compensation Committee of the Board of Directors of SurModics, Inc. (the “Company”) adopted the FY2008 Executive Officer Performance Share Plan (the “Plan”). Executive officers of the Company participate in the Plan. The Plan represents a transition from the Company’s prior practice of grating performance share awards based on one-year objectives to performance share awards based on three-year objectives. The recognition of the lag between the Company’s prior practice and the eventual issuance of shares related to the three-year objectives, the Plan includes transitional performance share awards having a one-year term under which the full amount of shares of the Company’s common stock will be issued if the Company achieves minimum levels of both pro forma revenue and pro forma earnings per share for fiscal year 2008. If the minimum levels of both pro forma revenue and pro forma earnings per share for fiscal year 2008 are not met, no shares will be issued under the one-year component of the Plan. The longer term performance share awards under the Plan have a three-year term and provide for shares of the Company’s common stock to be issued in accordance with a matrix providing for potential payouts of 20% to 200% of the target number of shares for each Plan participant conditioned upon the levels of cumulative pro forma revenue and cumulative pro forma earnings per share achieved by the Company for the three-year period ending September 30, 2010. If minimal levels of cumulative pro forma revenue and cumulative pro forma earnings per share are not met, no shares will be issued under the three-year component of the Plan.
     Pro forma revenue and pro forma earnings per share for the Company will be determined based on revenue and earnings per share of the Company determined in accordance with generally accepted accounting principles (“GAAP”), adjusted for timing differences between the receipt of licensing fees or research and development payments and the recognition of the related revenue under GAAP and adjusted for the impact on the Company’s financial statements of acquisitions or other unusual transactions. In each case, the adjustments used to determine pro forma revenue and pro forma earnings per share for the Company will be approved by the Organization and Compensation Committee of the Board of Directors of the Company.
     In the case of the Chief Executive Officer, the potential share issuance under the one-year component of the Plan is 7,938 shares, and the target potential share issuance under the three-year component of the Plan is 3,969 shares for the pro forma revenue element of the Plan and 3,969 shares for the pro forma earnings per share element of the Plan. In the case of the Chief Financial Officer and the Vice President and General Manager, Hydrophilic Technologies & Vice President of Sales, the potential share issuance under the one-year component of the Plan is 2,552 shares, and the target potential share issuance under the three-year component of the Plan is 1,276 shares for the pro forma revenue element of the Plan and 1,276 shares for the pro forma earnings per share element of the Plan. The Vice President, President, Ophthalmology Division does not participate in the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: May 23, 2008	/s/ Philip D. Ankeny
Philip D. Ankeny
Chief Financial Officer